 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2022 (November 9, 2022)

Appian Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38098	54-1956084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, VA		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-8844

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	APPN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 9, 2022, Appian Corporation (the “Company”) entered into a confidential settlement agreement with Pegasystems Inc. (“Pega”) and Business Process Management, Inc. (“BPM.com”), resolving the litigation previously pending in the United States District Court for the District of Massachusetts and titled Pegasystems Inc. v. Appian Corporation and Business Process Management, Inc., Case No. 19-cv-11461-PBS-MPK (the “Massachusetts Case”). On November 10, 2022, the court entered an order dismissing all claims and counterclaims in the Massachusetts Case.

The award of $2.036 billion in damages and $23.6 million in attorney’s fees associated with the case titled Appian Corp v. Pegasystems Inc. & Youyong Zou, No. 2020-07216 (Fairfax Cty. Ct.) is not impacted by resolution of the Massachusetts Case.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Appian Corporation

Date: November 14, 2022	By:	/s/ Mark Matheos
Mark Matheos
Chief Financial Officer